Exhibit 99.1

Definitive Healthcare Reports Financial Results for Second Quarter 2026

Second Quarter Revenue Within Guidance Range; Profit Surpasses Expectations

Framingham, MA (August 10, 2026) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare market data and analytics, today announced financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights:

•
Revenue was $55.2 million, a decrease of 9% from $60.8 million in Q2 2025.

•
Net Loss was $(7.5) million, or (14)% of revenue, compared to $(9.3) million, or (15)% of revenue in Q2 2025.

•
Adjusted Net Income was $7.5 million, compared to $9.7 million in Q2 2025.

•
Adjusted EBITDA was $14.6 million, or 26% of revenue, compared to $18.7 million, or 31% of revenue in Q2 2025.

•
Cash Flow from Operations was $11.5 million in the quarter.

•
Unlevered Free Cash Flow was $11.6 million in the quarter.

“Definitive Healthcare delivered another quarter in line with or above our guidance ranges, reflecting continued discipline alongside targeted investment in our growth priorities," said Kevin Coop, CEO of Definitive Healthcare. "We're encouraged by our second consecutive quarter of year-over-year improvement in net dollar retention, strong win-back momentum across our end markets, and the launch of Turbo, our new AI-powered healthcare intelligence platform, which marks a significant milestone in our innovation strategy. We remain confident that our focus on data quality and customer success is the right path to return to sustained, predictable growth, while continuing to generate strong profitability and cash flow.”

Recent Business and Operating Highlights:

Customer Wins

In the second quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A diversified-business customer returned to Definitive Healthcare in a six-figure, three-year win-back enterprise agreement. This win reinforces a recurring theme: customers who believe a lower-cost alternative will be “good enough” ultimately recognize that the cost of an inferior dataset outweighs the savings, validating the business value our data and products deliver and reaffirming that our focus on data quality and service, rather than price, is the right path forward.
•
One long-standing population-intelligence customer expanded from an initial test into a total activation commitment of several hundred thousand dollars, illustrating that activation growth is now being driven not only by new direct customers but also by rising adoption and spend across our agency ecosystem, which gives us a broader, more scalable path forward.

Business Outlook

Based on information as of August 10, 2026, the Company is issuing the following financial guidance.

Third Quarter 2026:

•
Revenue is expected to be in the range of $54.0 – $55.0 million.
•
Adjusted Operating Income is expected to be in the range of $10.5 – $11.5 million.
•
Adjusted EBITDA is expected to be in the range of $13.5 – $14.5 million, and 25% – 27% adjusted EBITDA Margin.
•
Adjusted Net Income is expected to be $5.5 – $6.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.04 to $0.05 per share on approximately 145.1 million weighted-average shares outstanding.

Full Year 2026:

•
Revenue is expected to be in the range of $220.0 – $222.0 million.
•
Adjusted Operating Income is expected to be in the range of $45.5 – $47.5 million.
•
Adjusted EBITDA is expected to be in the range of $57.0 – $59.0 million, and 26% – 27% adjusted EBITDA Margin.
•
Adjusted Net Income is expected to be $27.0 – $29.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.18 to $0.20 per share on approximately 144.6 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today, August 10, 2026, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through September 9, 2026, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at ir.definitivehc.com/.

About Definitive Healthcare

Definitive Healthcare is a data and analytics company focused on the business side of healthcare. The healthcare market is complex — our data makes it clearer. We cut through the noise to deliver the insights that healthcare organizations and companies need to make smarter, faster, more strategic decisions. Because when our customers succeed, healthcare gets better for everyone. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the U.S. Securities and Exchange Commission ("SEC”) website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at definitivehc.com. Accordingly, you should monitor the investor relations portion of our website at ir.definitivehc.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at ir.definitivehc.com.

Non-GAAP Financial Measures

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

These non-GAAP financial measures are not required by or prepared in accordance with GAAP. These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by operating activities, loss from operations, net loss, net income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

Reconciliations to Certain Non-GAAP Measures

Unlevered Free Cash Flow

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and data assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items paid in cash. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

Adjusted Operating Income

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We define Adjusted Net Income as Adjusted Operating Income less interest expense net, recurring income tax (provision) benefit, foreign currency (loss) gain, and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$170,866	$163,627
Short-term investments	12,729	17,262
Accounts receivable, net	30,970	51,978
Prepaid expenses and other assets	13,343	11,972
Deferred contract costs	12,190	12,766
Total current assets	240,098	257,605
Property and equipment, net	14,753	12,680
Operating lease right-of-use assets, net	4,216	5,394
Other assets	3,277	2,277
Deferred contract costs	11,764	12,840
Intangible assets, net	222,724	247,477
Goodwill	—	197,219
Total assets	$496,832	$735,492
Liabilities and Equity
Current liabilities:
Accounts payable	4,531	3,596
Accrued expenses and other liabilities	23,787	44,773
Deferred revenue	89,342	96,989
Term loan	8,750	8,750
Operating lease liabilities	2,654	2,679
Total current liabilities	129,064	156,787
Long term liabilities:
Deferred revenue	—	2,383
Term loan	151,885	156,085
Operating lease liabilities	3,767	5,152
Tax Receivable Agreement liability	12,034	19,212
Deferred tax liabilities	11,072	14,634
Other liabilities	1,145	2,247
Total liabilities	308,967	356,500

Equity:
Class A common stock, par value $0.001, 600,000,000 shares authorized, 106,405,766 and 104,020,957 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	106	104
Class B common stock, par value $0.00001, 65,000,000 shares authorized, 38,094,660 and 38,339,076 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	1,069,701	1,061,965
Accumulated other comprehensive deficit	(1,606)	(1,450)
Accumulated deficit	(923,549)	(779,506)
Noncontrolling interests	43,213	97,879
Total equity	187,865	378,992
Total liabilities and equity	$496,832	$735,492

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$55,195	$60,750	$111,124	$119,941
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,418	8,800	18,773	18,941
Amortization	5,236	5,337	10,160	10,627
Gross profit	40,541	46,613	82,191	90,373
Operating expenses:
Sales and marketing (1)	19,158	20,469	38,736	41,122
Product development (1)	6,756	7,968	13,255	17,269
General and administrative (1)	10,806	12,673	22,890	24,942
Depreciation and amortization	8,542	9,001	16,867	17,528
Transaction, integration, and restructuring expenses	2,027	672	1,262	1,937
Goodwill impairment	-	-	197,219	176,531
Total operating expenses	47,289	50,783	290,229	279,329
Loss from operations	(6,748)	(4,170)	(208,038)	(188,956)
Other income, net
Interest expense, net	(1,375)	(1,241)	(2,707)	(1,622)
Other income (expense), net	326	(3,398)	7,159	15,790
Total other (expense) income, net	(1,049)	(4,639)	4,452	14,168
Net loss before income taxes	(7,797)	(8,809)	(203,586)	(174,788)
Benefit from (provision for) income taxes	345	(456)	3,780	10,430
Net loss	(7,452)	(9,265)	(199,806)	(164,358)
Less: Net loss attributable to noncontrolling interests	(2,030)	(1,714)	(55,763)	(49,579)
Net loss attributable to Definitive Healthcare Corp.	$(5,422)	$(7,551)	$(144,043)	$(114,779)
Net loss per share of Class A common stock:
Basic and diluted	$(0.05)	$(0.07)	$(1.37)	$(1.05)
Weighted average Class A common stock outstanding:
Basic and diluted	105,810,516	106,815,740	105,245,928	109,782,640

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$94	$180	$176	$340
Sales and marketing	1,053	1,038	2,004	2,217
Product development	294	1,416	669	3,155
General and administrative	3,813	4,346	7,625	8,587
Total equity-based compensation expense	$5,254	$6,980	$10,474	$14,299

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows provided by (used in) operating activities:
Net loss	$(7,452)	$(9,265)	$(199,806)	$(164,358)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,070	868	2,074	1,459
Amortization of intangible assets	12,708	13,470	24,953	26,696
Amortization of deferred contract costs	3,699	3,988	7,439	7,935
Equity-based compensation	5,254	6,980	10,474	14,299
Amortization of debt issuance costs	181	123	340	249
Provision for (recovery of) doubtful accounts receivable	16	(179)	(192)	(321)
Loss on partial extinguishment of debt	—	—	—	507
Non-cash restructuring charges	183	—	183	192
Goodwill impairment charges	—	—	197,219	176,531
Tax Receivable Agreement remeasurement	(64)	2,901	(6,585)	(17,763)
Changes in fair value of contingent consideration	—	—	—	(690)
Deferred income taxes	(465)	398	(4,002)	(10,609)
Changes in operating assets and liabilities:
Accounts receivable	7,964	5,523	21,223	15,874
Prepaid expenses and other assets	3,073	1,453	(949)	(4,230)
Deferred contract costs	(2,919)	(2,465)	(5,787)	(6,259)
Accounts payable, accrued expenses, and other liabilities	(1,964)	(3,400)	(13,537)	(12,145)
Deferred revenue	(9,828)	(11,091)	(10,027)	8,003
Net cash provided by operating activities	11,456	9,304	23,020	35,370
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and data assets	(2,942)	(2,293)	(6,144)	(9,999)
Purchases of short-term investments	—	(52,065)	(12,500)	(64,065)
Maturities of short-term investments	7,845	44,196	17,326	147,447
Net cash provided by (used in) investing activities	4,903	(10,162)	(1,318)	73,383
Cash flows (used in) provided by financing activities:
Repayments of term loan	(2,187)	(2,188)	(4,375)	(248,438)
Proceeds from term loan	—	—	—	175,000
Payments of debt issuance costs	—	—	—	(1,660)
Taxes paid related to net share settlement of equity awards	(520)	(609)	(1,446)	(2,483)
Repurchases of Class A common stock	—	(19,076)	—	(40,231)
Payments under Tax Receivable Agreement	(315)	—	(8,077)	(13,767)
Member distributions	—	(2,827)	—	(2,827)
Net cash used in financing activities	(3,022)	(24,700)	(13,898)	(134,406)
Net increase (decrease) in cash and cash equivalents	13,337	(25,558)	7,804	(25,653)
Effect of exchange rate changes on cash and cash equivalents	(119)	443	(565)	1,259
Cash and cash equivalents, beginning of period	157,648	106,099	163,627	105,378
Cash and cash equivalents, end of period	$170,866	$80,984	$170,866	$80,984
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,446	$2,959	$4,918	$5,201
Income taxes, net of refunds received	$107	$—	$200	$32
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$2,926	$4,947	$2,926	$4,947

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$11,456	$9,304	$23,020	$35,370
Purchases of property, equipment, and data assets	(2,942)	(2,293)	(6,144)	(9,999)
Interest paid in cash	2,446	2,959	4,918	5,201
Transaction, integration, and restructuring expenses paid in cash (a)	344	672	4,460	2,435
Other non-core items paid in cash (b)	310	836	3,320	1,396
Unlevered Free Cash Flow	$11,614	$11,478	$29,574	$34,403

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Non-core items paid in cash represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(7,452)	$(9,265)	$(199,806)	$(164,358)
Add: Income tax (benefit) provision	(345)	456	(3,780)	(10,430)
Add: Interest expense, net	1,375	1,241	2,707	1,622
Add: Loss on partial extinguishment from debt	—	—	—	507
Add: Other (income) expense, net	(326)	3,398	(7,159)	(16,297)
Loss from operations	(6,748)	(4,170)	(208,038)	(188,956)
Add: Amortization of intangible assets acquired through business combinations	10,997	11,321	21,805	22,410
Add: Equity-based compensation	5,254	6,980	10,474	14,299
Add: Transaction, integration, and restructuring expenses	2,027	672	1,262	1,937
Add: Goodwill impairment charge	—	—	197,219	176,531
Add: Other non-core items	310	836	2,003	1,396
Adjusted Operating Income	11,840	15,639	24,725	27,617
Less: Interest expense, net	(1,375)	(1,241)	(2,707)	(1,622)
Less: Recurring income tax benefit (provision)	345	(456)	218	(104)
Less: Foreign currency gain (loss)	262	(497)	574	(1,466)
Less: Tax impacts of adjustments to net loss	(3,559)	(3,769)	(6,780)	(7,777)
Adjusted Net Income	$7,513	$9,676	$16,030	$16,648
Shares for Adjusted Net Income Per Diluted Share (a)	143,964,049	145,675,930	143,459,263	148,721,063
Adjusted Net Income Per Share	$0.05	$0.07	$0.11	$0.11

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 165,263,337 and 158,527,020 as of June 30, 2026 and 2025, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$40,541	73%	$46,613	77%	$82,191	74%	$90,373	75%
Amortization of intangible assets acquired through business combinations	3,525	6%	3,188	5%	7,012	6%	6,341	5%
Equity compensation costs	94	0%	180	0%	176	0%	340	0%
Adjusted gross profit and margin	$44,160	80%	$49,981	82%	$89,379	80%	$97,054	81%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(7,452)	(14)%	$(9,265)	(15)%	$(199,806)	(180)%	$(164,358)	(137)%
Interest expense, net	1,375	2%	1,241	2%	2,707	2%	1,622	1%
(Benefit from) provision for income taxes	(345)	(1)%	456	1%	(3,780)	(3)%	(10,430)	(9)%
Loss on partial extinguishment of debt	—	0%	—	0%	—	0%	507	0%
Depreciation & amortization	13,778	25%	14,338	24%	27,027	24%	28,155	23%
EBITDA and margin	7,356	13%	6,770	11%	(173,852)	(156)%	(144,504)	(120)%
Other income, net (a)	(326)	(1)%	3,398	6%	(7,159)	(6)%	(16,297)	(14)%
Equity-based compensation (b)	5,254	10%	6,980	11%	10,474	9%	14,299	12%
Transaction, integration, and restructuring expenses (c)	2,027	4%	672	1%	1,262	1%	1,937	2%
Goodwill impairment (d)	—	0%	—	0%	197,219	177%	176,531	147%
Other non-core items (e)	310	1%	836	1%	2,003	2%	1,396	1%
Adjusted EBITDA and margin	$14,621	26%	$18,656	31%	$29,947	27%	$33,362	28%

(a) Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses consist primarily of legal, accounting, consulting, and other costs incurred in connection with acquisitions and strategic partnerships, including fair value adjustments related to contingent consideration. For the periods presented, these expenses include a first quarter 2026 adjustment from the favorable settlement of a significant data contract terminated in 2025 in connection with the integration of a prior acquisition, and a second quarter 2026 adjustment related to the settlement of an earnout matter. Restructuring expenses consist primarily of severance and other employee separation benefits under the Company’s restructuring plans, as well as impairment and other charges related to office closures, relocations, and consolidations.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Merger and acquisition due diligence and transaction costs	$1,844	$270	$2,196	$1,448
Integration costs	—	402	(2,169)	959
Fair value adjustment for contingent consideration	—	—	—	(690)
Restructuring charges for severance and other separation costs	—	—	1,052	28
Office closure and relocation restructuring charges and impairments	183	—	183	192
Total transaction, integration and restructuring expenses	$2,027	$672	$1,262	$1,937

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the first quarters of 2026 and 2025. As a result of the impairment tests conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal, regulatory and advisory costs isolated to unique and extraordinary litigation, legal, regulatory, and other matters that are not considered normal and recurring business activity, including professional fees in connection with the evaluation of strategic, financial, tax, and capital structure alternatives. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as other non-core items.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Non-core legal, regulatory, and advisory	$279	$(22)	$1,955	$31
Consulting and severance costs for strategic transition initiatives	—	790	—	958
Other non-core expenses	31	68	48	407
Total other non-core items	$310	$836	$2,003	$1,396